EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Interwoven Completes Voluntary Review of Historical Stock Option Grant Procedures and
Submits SEC Filings
Releases Historical Financial Information
Announces Date of 2007 Annual Stockholders Meeting
SAN JOSE, Calif. — December 14, 2007 — Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced that the Audit Committee of the Board of Directors has completed its voluntary review of historical stock option grant procedures and related accounting, and that the Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. Interwoven also released historical financial information for periods covered by these filings. In addition, the Company announced that it will hold its 2007 annual meeting of stockholders on February 21, 2008. The Company’s filings and the annual stockholders meeting had been delayed pending the conclusion of the review and the subsequent decision to restate the Company’s previously-issued financial statements for certain periods.
Summary of Completed Voluntary Review of Historical Stock Option Grant Procedures
The Audit Committee of the Board of Directors has completed its voluntary review of historical stock option procedures and related accounting and reported its findings and recommendations to the Board of Directors. The scope of the Audit Committee’s review was extensive, and included review of all stock option grants made during the period commencing with the date of the Company’s initial public offering in October 1999 through June 2006 (the “Review Period”). The Audit Committee and its advisors considered all available evidence, including reviewing over 400,000 pages of electronic and hard copy documents and conducting over 26 interviews of current and former employees, directors and advisors.
The Audit Committee did not identify any evidence of intentional misconduct by the Company’s current or former directors, senior management or other employees and has concluded that no personnel actions were warranted as a result of its review. The Audit Committee has determined that for certain stock option awards the appropriate measurement dates for financial accounting purposes differ from the previously recorded grant dates of those awards.
Beginning in November 2001, the Company has implemented improved procedures, processes and systems to provide additional safeguards and greater internal control over stock option granting and administration. In connection with its review, the Audit Committee recommended, and the Company adopted, additional enhancements to those procedures, which are designed to ensure that the Company continues to employ best practices and procedures with respect to equity compensation awards.
Summary of Restatement
Based on the Audit Committee review, the Company determined that it should have recognized approximately $31.5 million in non-cash stock-based compensation expense during the Review Period that was not accounted for in the Company’s previously-issued financial statements. Therefore, the Company has restated its previously-issued consolidated financial statements for years 2002 through 2005 and its condensed consolidated balance sheets for each of the quarters in 2005 and the first three quarters of 2006 to correct errors related to accounting for stock-based compensation expense. The restatement had no impact on the Company’s consolidated statement of operations for the year ended December 31, 2006. The restatement also had no impact on the Company’s previously reported cash positions for any period.
Further information regarding the stock options review, the restatement and related matters is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q affected by the restatement have not been amended and should not be relied upon.
Summary of Historical Financial Results
For the quarter ending December 31, 2006, Interwoven recorded net income of $4.3 million, or $0.10 per share, in accordance with generally accepted accounting principles. On a non-GAAP basis, Interwoven recorded net income of $6.3 million, or $0.14 per share, for the fourth quarter of 2006. As previously reported, Interwoven reported total revenues of $53.9 million for the fourth quarter of 2006, an increase of 13% from total revenues of $47.6 million for the fourth quarter of 2005.
For the quarter ending March 31, 2007, Interwoven recorded net income of $4.7 million, or $0.11 per share, in accordance with generally accepted accounting principles. On a non-GAAP basis, Interwoven recorded net income of $6.0 million, or $0.13 per share, for the first quarter of 2007. As previously reported, Interwoven reported total revenues of $52.7 million for the first quarter of 2007, an increase of 13% from total revenues of $46.5 million for the first quarter of 2006.
For the quarter ending June 30, 2007, Interwoven recorded net income of $4.2 million, or $0.09 per share, in accordance with generally accepted accounting principles. On a non-GAAP basis, Interwoven recorded net income of $6.7 million, or $0.14 per share, for the second quarter of 2007. As previously reported, Interwoven reported total revenues of $54.6 million for the second quarter of 2007, an increase of 11% from total revenues of $49.0 million for the second quarter of 2006.
For the quarter ending September 30, 2007, Interwoven recorded net income of $4.1 million, or $0.09 per share, in accordance with generally accepted accounting principles. On a non-GAAP basis, Interwoven recorded net income of $7.3 million, or $0.16 per share, for the third quarter of 2007. As previously reported, Interwoven reported total revenues of $55.5 million for the third quarter of 2007, an increase of 9% from total revenues of $50.9 million for the third quarter of 2006.
For more information, please refer to the tables attached to this release.
Reconciliations of net income and net income per share calculated in accordance with generally accepted accounting principles and non-GAAP net income and non-GAAP net income per share are provided in the tables immediately following the consolidated statements of operations. Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below and Interwoven’s website at www.interwoven.com.
Status of NASDAQ Listing; 2007 Annual Meeting of Stockholders
As previously announced, as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarters ended March 31,

2007, June 30, 2007 and September 30, 2007, Interwoven’s common stock was subject to delisting from The NASDAQ Global Market as a result of noncompliance with NASDAQ Marketplace Rule 4310(c)(14). On November 30, 2007, the Board of Directors of The NASDAQ Stock Market LLC (the “Nasdaq Board”) called for review and stayed a decision of the NASDAQ Listing and Hearing Review Council to suspend Interwoven’s common stock from trading on The NASDAQ Global Market on December 5, 2007 if the Company did not file all its delinquent Securities and Exchange Commission reports and restatements by December 3, 2007. Interwoven believes it is now current in its Securities and Exchange Commission reporting obligations and is awaiting confirmation of its compliance with the continued listing requirements under NASDAQ Marketplace Rules.
The NASDAQ rules also require the Company to solicit proxies and hold an annual meeting of stockholders each year. Due to the delay in filing its Securities and Exchange Commission reports, the Company will be unable to hold its 2007 Annual Meeting of Stockholders prior to December 31, 2007. Interwoven informed the NASDAQ Board of this item prior to the date the NASDAQ Board decided to call for review of the Council’s decision.
Because the Company is unable to hold its annual meeting by December 31, 2007, it expects NASDAQ to issue a new notice of non-compliance to the Company in early January 2008. The Company will be afforded the opportunity to address this matter with a NASDAQ Listing Qualifications Panel at a hearing, which is expected to be held in late February 2008.
Interwoven plans to hold its 2007 Annual Meeting of Stockholders on February 21, 2008. January 14, 2008, at the close of business, has been set as the record date for the determination of stockholders entitled to vote on the matters to be presented at the February 21, 2008 meeting. Interwoven expects to be in full compliance with all applicable NASDAQ listing requirements subsequent to the annual meeting.
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, Interwoven uses measures of net income, net income per share, which are adjusted to exclude restructuring and excess facilities charges, stock-based compensation expense, amortization of intangible assets, and the related tax impact of these adjustments, and costs associated with the Company’s voluntary review of historical stock option grant procedures and related accounting. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven also believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges or costs that impact different line items in the consolidated statements of operations (including cost of revenues-license, cost of revenues-support and service, sales and marketing, research and development, and general and administrative expenses), that it is useful to investors to know how these specific line items in the consolidated statements of operations are affected by these adjustments. For its internal budgets, Interwoven’s management uses consolidated financial statements that do not include restructuring and excess facilities charges, stock-based compensation expense, amortization of intangible assets and the related tax impact of these adjustments, and costs associated with the Company’s voluntary review of historical stock option grant procedures and related accounting. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements about the Company’s beliefs regarding its compliance with NASDAQ continued listing requirements and the consequences of its failure to hold its 2007 Annual Meeting of Stockholders until 2008. These forward looking statements are subject to risks and uncertainties, and actual results could differ materially from those projected. These risks and uncertainties include, but are not limited to, the timing and outcome of the Nasdaq Board’s review of the Listing and Hearing Review Council’s decision and the NASDAQ hearings process related to Interwoven’s failure to timely hold its 2007 Annual Meeting of Stockholders under NASDAQ Marketplace Rules. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven is a global leader in content management solutions. Interwoven’s software and services enable organizations to effectively leverage content to drive business growth by improving the customer experience, increasing collaboration, and streamlining business processes in dynamic environments. Our unique approach combines user-friendly simplicity with robust IT performance and scalability to unlock the value of content. Today, more than 3,900 enterprise and professional services organizations worldwide have chosen Interwoven, including: adidas, Airbus, Avaya, Cisco, DLA Piper, the Federal Reserve Bank, FedEx, HSBC, LexisNexis, Microsoft, Samsung, Shell, Samsonite, White & Case, and Yamaha. Over 20,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Investor Relations Contact:
Keren Ackerman
Interwoven, Inc.
(408) 953-7284
keren.ackerman@interwoven.com
Media Relations Contact:
Randy Cairns
Interwoven, Inc.
(408) 953-7111
rcairns@interwoven.com

INTERWOVEN, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	Dec. 31,	March 31,	June 30,	Sept. 30,
	2006	2007	2007	2007
Revenues:
License	$21,021	$19,614	$21,017	$21,225
Support and service	32,896	33,102	33,597	34,228

Total revenues	53,917	52,716	54,614	55,453

Cost of revenues:
License	3,352	1,960	2,086	1,859
Support and service	12,932	13,192	13,441	13,915

Total cost of revenues	16,284	15,152	15,527	15,774

Gross profit	37,633	37,564	39,087	39,679

Operating expenses:
Sales and marketing	20,668	19,804	20,204	19,000
Research and development	9,085	9,061	9,315	9,552
General and administrative	3,772	4,959	5,971	6,812
Amortization of intangible assets	828	828	828	814
Restructuring and excess facilities charges (recoveries)	(15)	3	61	1

Total operating expenses	34,338	34,655	36,379	36,179

Income from operations	3,295	2,909	2,708	3,500

Interest income and other, net	1,888	2,492	2,282	2,199

Income before provision for income taxes	5,183	5,401	4,990	5,699

Provision for income taxes	853	673	785	1,638

Net income	$4,330	$4,728	$4,205	$4,061

Basic net income per common share	$0.10	$0.11	$0.09	$0.09

Shares used in computing basic net income per common share	43,813	44,636	45,057	45,293

Diluted net income per common share	$0.10	$0.10	$0.09	$0.09

Shares used in computing diluted net income per common share	45,337	46,460	46,575	46,538

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

	Dec. 31,	March 31,	June 30,	Sept. 30,
	2006	2007	2007	2007
Assets
Current assets:
Cash and cash equivalents	$74,119	$73,622	$93,324	$108,959
Short-term investments	102,342	114,722	100,784	88,928
Accounts receivable, net	34,492	32,757	30,800	33,278
Prepaid expenses and other current assets	5,371	5,372	5,174	5,609

Total current assets	216,324	226,473	230,082	236,774

Property and equipment, net	4,815	6,615	11,464	16,789
Goodwill	190,935	190,735	190,482	189,315
Other intangible assets, net	10,655	8,601	6,547	4,756
Other assets	3,558	3,321	3,156	3,223

Total	$426,287	$435,745	$441,731	$450,857

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,897	$2,336	$3,541	$5,344
Accrued liabilities	31,684	28,573	28,834	30,673
Restructuring and excess facilities accrual	5,132	3,826	2,479	1,685
Deferred revenues	57,317	61,776	59,348	56,947

Total current liabilities	96,030	96,511	94,202	94,649

Accrued liabilities	2,733	2,880	3,408	6,726
Restructuring and excess facilities accrual	3,564	3,112	2,694	2,288

Total liabilities	102,327	102,503	100,304	103,663

Stockholders’ equity:
Preferred stock	—	—	—	—
Common stock	44	45	45	45
Additional paid-in capital	754,904	759,420	763,385	764,663
Cumulative translation adjustment	50	51	149	397
Accumulated other comprehensive income (loss)	(86)	(50)	(133)	47
Accumulated deficit	(430,952)	(426,224)	(422,019)	(417,958)

Total stockholders’ equity	323,960	333,242	341,427	347,194

Total liabilities and stockholders’ equity	$426,287	$435,745	$441,731	$450,827

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income
Quarter Ended December 31, 2006
(In thousands, except per share data)
(Unaudited)

	Quarter Ended December 31, 2006
	As		Non-
	Reported	Adjustments	GAAP
	(In thousands, except per share amounts)
Revenues:
License	$21,021	$—	$21,021
Support and service	32,896	—	32,896

Total revenues	53,917	—	53,917

Cost of revenues:
License (1)	3,352	(2,421)	931
Support and service (2)	12,932	(178)	12,754

Total cost of revenues	16,284	(2,599)	13,685

Gross profit	37,633	2,599	40,232

Operating expenses:
Sales and marketing (2)	20,668	(360)	20,308
Research and development (2)	9,085	(378)	8,707
General and administrative (2)	3,772	(145)	3,627
Amortization of intangible assets (1)	828	(828)	—
Restructuring and excess facilities charges (3)	(15)	15	—

Total operating expenses	34,338	(1,696)	32,642

Income from operations	3,295	4,295	7,590

Interest income and other, net	1,888	—	1,888

Income before provision for income taxes	5,183	4,295	9,478
Provision for income taxes (4)	853	2,370	3,223

Net income	$4,330	$1,925	$6,255

Diluted net income per common share	$0.10		$0.14

Shares used in computing diluted net income per common share	45,337		45,337

(1)	Adjustments reflect the reversal of $2.4 million associated with the amortization of purchased technology and $828,000 associated with the amortization of intangible assets.

(2)	Adjustments reflect the reversal of stock-based compensation expense of $178,000 in cost of revenues — support and service, $360,000 in sales and marketing, $378,000 in research and development and $145,000 in general and administrative.

(3)	Adjustment reflects the reversal of $15,000 in adjustments associated with the Company’s restructuring and excess facilities accrual.

(4)	Adjustment reflects an additional tax provision associated with the non-GAAP adjustments.

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income
Quarter Ended March 31, 2007
(In thousands, except per share data)
(Unaudited)

	Quarter Ended March 31, 2007
	As		Non-
	Reported	Adjustments	GAAP
	(In thousands, except per share amounts)
Revenues:
License	$19,614	$—	$19,614
Support and service	33,102	—	33,102

Total revenues	52,716	—	52,716

Cost of revenues:
License (1)	1,960	(1,226)	734
Support and service (2)	13,192	(148)	13,044

Total cost of revenues	15,152	(1,374)	13,778

Gross profit	37,564	1,374	38,938

Operating expenses:
Sales and marketing (2)	19,804	(415)	19,389
Research and development (2)	9,061	(235)	8,826
General and administrative (2)(3)	4,959	(1,363)	3,596
Amortization of intangible assets (1)	828	(828)	—
Restructuring and excess facilities charges (4)	3	(3)	—

Total operating expenses	34,655	(2,844)	31,811

Income from operations	2,909	4,218	7,127

Interest income and other, net (5)	2,492	(472)	2,020

Income before provision for income taxes	5,401	3,746	9,147
Provision for income taxes (6)	673	2,437	3,110

Net income	$4,728	$1,309	$6,037

Diluted net income per common share	$0.11		$0.13

Shares used in computing diluted net income per common share	46,460		46,460

(1)	Adjustments reflect the reversal of $1.2 million associated with the amortization of purchased technology and $828,000 associated with the amortization of intangible assets.

(2)	Adjustments reflect the reversal of stock-based compensation expense of $148,000 in cost of revenues — support and service, $415,000 in sales and marketing, $235,000 in research and development and $123,000 in general and administrative.

(3)	Adjustment reflects the reversal of $1.2 million in expenses incurred in connection with the Company’s voluntary review of historical stock option grant procedures and related accounting.

(4)	Adjustment reflects the reversal of $3,000 in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	Adjustment reflects the reversal of recoveries from amounts held in escrow related to the settlement of certain claims associated with the acquisition of Scrittura, Inc.

(6)	Adjustment reflects an additional tax provision associated with the non-GAAP adjustments.

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income
Quarter Ended June 30, 2007
(In thousands, except per share data)
(Unaudited)

	Quarter Ended June 30, 2007
	As		Non-
	Reported	Adjustments	GAAP
	(In thousands, except per share amounts)
Revenues:
License	$21,017	$—	$21,017
Support and service	33,597	—	33,597

Total revenues	54,614	—	54,614

Cost of revenues:
License (1)	2,086	(1,226)	860
Support and service (2)	13,441	(143)	13,298

Total cost of revenues	15,527	(1,369)	14,158

Gross profit	39,087	1,369	40,456

Operating expenses:
Sales and marketing (2)	20,204	(460)	19,744
Research and development (2)	9,315	(203)	9,112
General and administrative (2)(3)	5,971	(2,309)	3,662
Amortization of intangible assets (1)	828	(828)	—
Restructuring and excess facilities charges (4)	61	(61)	—

Total operating expenses	36,379	(3,861)	32,518

Income from operations	2,708	5,230	7,938

Interest income and other, net	2,282	—	2,282

Income before provision for income taxes	4,990	5,230	10,220
Provision for income taxes (5)	785	2,690	3,475

Net income	$4,205	$2,540	$6,745

Diluted net income per common share	$0.09		$0.14

Shares used in computing diluted net income per common share	46,575		46,575

(1)	Adjustments reflect the reversal of $1.2 million associated with the amortization of purchased technology and $828,000 associated with the amortization of intangible assets.

(2)	Adjustments reflect the reversal of stock-based compensation expense of $143,000 in cost of revenues — support and service, $460,000 in sales and marketing, $203,000 in research and development and $403,000 in general and administrative.

(3)	Adjustment reflects the reversal of $1.9 million in expenses incurred in connection with the Company’s voluntary review of historical stock option grant procedures and related accounting.

(4)	Adjustment reflects the reversal of $61,000 in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	Adjustment reflects an additional tax provision associated with the non-GAAP adjustments.

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income
Quarter Ended September 30, 2007
(In thousands, except per share data)
(Unaudited)

	Quarter Ended September 30, 2007
	As		Non-
	Reported	Adjustments	GAAP
	(In thousands, except per share amounts)
Revenues:
License	$21,225	$—	$21,225
Support and service	34,228	—	34,228

Total revenues	55,453	—	55,453

Cost of revenues:
License (1)	1,859	(977)	882
Support and service (2)	13,915	(169)	13,746

Total cost of revenues	15,774	(1,146)	14,628

Gross profit	39,679	1,146	40,825

Operating expenses:
Sales and marketing (2)	19,000	(450)	18,550
Research and development (2)	9,552	(213)	9,339
General and administrative (2)(3)	6,812	(2,783)	4,029
Amortization of intangible assets (1)	814	(814)	—
Restructuring and excess facilities charges (4)	1	(1)	—

Total operating expenses	36,179	(4,261)	31,918

Income from operations	3,500	5,407	8,907

Interest income and other, net	2,199	—	2,199

Income before provision for income taxes	5,699	5,407	11,106
Provision for income taxes (5)	1,638	2,138	3,776

Net income	$4,061	$3,269	$7,330

Diluted net income per common share	$0.09		$0.16

Shares used in computing diluted net income per common share	46,538		46,538

(1)	Adjustments reflect the reversal of $1.0 million associated with the amortization of purchased technology and $814,000 associated with the amortization of intangible assets.

(2)	Adjustments reflect the reversal of stock-based compensation expense of $169,000 in cost of revenues — support and service, $450,000 in sales and marketing, $213,000 in research and development and $469,000 in general and administrative.

(3)	Adjustment reflects the reversal of $2.3 million in expenses incurred in connection with the Company’s voluntary review of historical stock option grant procedures and related accounting.

(4)	Adjustment reflects the reversal of $1,000 in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	Adjustment reflects an additional tax provision associated with the non-GAAP adjustments.